UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2015, Whitestone REIT (the “Company”) and Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC (the “Underwriter”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 3,750,000 common shares, par value $0.001 per share, at a purchase price of $13.3386 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 562,500 common shares at a purchase price of $13.3386 per share. The common shares are being offered and sold pursuant to a prospectus supplement, dated June 23, 2015, and a base prospectus, dated May 18, 2015, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-203727). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the pricing of the common share offering is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 3, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P. and JMP Securities LLC.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

99.1	Press Release dated June 23, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date:	June 26, 2015	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 3, 2013, by and among Whitestone REIT, Whitestone REIT Operating Partnership, L.P. and JMP Securities LLC.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

99.1	Press Release dated June 23, 2015.